Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-222965 and 333-231640 on Form S-8, and Registration Statement No. 333-232861 on Form S-3 of our report dated March 3, 2020, relating to the consolidated financial statements of Cardlytics, Inc. and subsidiaries appearing in this Annual Report on Form 10-K of Cardlytics, Inc. for the year ended December 31, 2019.
/s/ DELOITTE & TOUCHE LLP
Atlanta, Georgia
March 3, 2020